EXHIBIT D-3A


                            COMMONWEALTH OF VIRGINIA

                                   BEFORE THE

                          STATE CORPORATION COMMISSION

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                                                  )
Application of                                    )
                                                  )
WASHINGTON GAS LIGHT COMPANY                      )
                                                  )
For Authority to Engage in Affiliate Transactions )    Case No. PUF000026
                                                  )
                                                  )
                                                  )
                                                  )
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                            AMENDMENT TO APPLICATION
                            ------------------------

     Washington Gas Light Company ("Washington Gas" or "Company") files this Amendment to its Application filed on September 1, 2000 requesting authority to participate in a system "Money Pool." This application is filed pursuant to the Virginia Affiliates Act, Va. Code ss.ss. 56-76, et seq.

     Amendment to Application
     ------------------------

     1. On September 2, 2000, Washington Gas filed an Application (the "Application") with this Commission seeking authority to participate in a system money pool ("Money Pool"). A form of Money Pool agreement was attached as Exhibit A to the Application (the "Agreement"). This matter has been assigned Case No. PUF000026.

     2. In Paragraph 9(d) of the Application, Washington Gas described the method of allocating costs of compensating balances and/or fees paid to banks to maintain credit lines for Money Pool participants. As further described in the

Application and the Agreement, a portion of those costs were to be retroactively allocated every month to the companies borrowing through the Money Pool "in proportion to their respective daily outstanding borrowings."

     3. By this Amendment to its Application, Washington Gas proposes to change the method of allocation described in Paragraph 9(d) of the Application and in Section 1.7 of the Agreement to provide that costs will be retroactively allocated every month to the parties borrowing through the Money Pool "in proportion to each participant's estimated peak short-term borrowing requirements." This change will more accurately reflect the true costs incurred by each Money Pool participant as a result of maintaining credit lines and compensating balance requirements.

     4. A revised form of the Agreement which reflects the proposed change to Section 1.7 is attached as Exhibit A to this Amendment.

Conclusion
----------

     Washington Gas respectfully requests the Commission's approval to participate in the Money Pool Agreement, as revised in accordance with this Amendment.

                                        Respectfully submitted,

                                        WASHINGTON GAS LIGHT COMPANY

                                        By:
                                           ------------------------------------
                                             Douglas V. Pope
                                             Secretary and Attorney

                                        Washington Gas Light Company
                                        1100 H St., N.W.
                                        Washington, D.C.  20080
                                        (202) 624-6395

                                        September 15, 2000

                                Revised Exhibit A

                              Money Pool Agreement

                               WGL HOLDINGS, INC.
                           SYSTEM MONEY POOL AGREEMENT

     This SYSTEM MONEY POOL AGREEMENT is made and entered into this      day of
                                                                    ----
             , 2000 by and among WGL Holdings, Inc., ("WGL Holdings"), a
-------------
Virginia Corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"); and the direct and indirect subsidiaries of WGL Holdings, Inc. listed on Exhibit A to this Agreement (each a "Party" and collectively, the "Parties").

     RECITALS

     The Parties from time to time have need to borrow funds on a short-term basis. Some of the Parties from time to time are expected to have temporary excess funds available to loan on a short-term basis. The Parties desire to establish a pool (the "System Money Pool") to coordinate and provide for certain of their short-term cash and working capital requirements.

     NOW THEREFORE, in consideration of the premises, and the mutual promises set forth herein, the Parties hereto agree as follows:

                                    ARTICLE I
                          CONTRIBUTIONS AND BORROWINGS

     Section 1.1. Contributions to System Money Pool. Each Party will determine
     -----------------------------------------------
each day, on the basis of cash flow projections and other relevant factors, in such Party's sole discretion, the amount of funds it has available for contribution to the System Money Pool, and will contribute such funds to the System Money Pool. The determination of whether a Party at any time has surplus funds to lend to the System Money Pool, or shall lend such funds to the System Money Pool, will be made by such Party's Treasurer, or by a designee thereof, on the basis of cash flow projections and other relevant factors, in such Party's sole discretion. Each Party may withdraw any of its funds at any time upon notice to WGL Holdings as administrative agent of the System Money Pool.

     Section 1.2 Rights to Borrow. Subject to the provisions of Section 1.4(b)
     ----------------------------
of this Agreement, all short-term borrowing needs of the Parties, with the exception of WGL Holdings, may be met by funds in the System Money Pool to the extent such funds are available. Each Party (other than WGL Holdings) shall have the right to make short-term borrowings from the System Money Pool from time to time, subject to the availability of funds and the limitations and conditions set forth herein and in the applicable orders of the Securities and Exchange Commission ("SEC"). Each Party (other than WGL Holdings) may request loans from the System Money Pool from time to time during the period from the date hereof until this Agreement is terminated by written agreement of the Parties; provided, however, that the aggregate amount of all loans requested by any Party hereunder shall not exceed the applicable borrowing limits set forth in applicable orders of the SEC and other regulatory authorities, resolutions of such Party's shareholders and Board of Directors, such Party's governing corporate documents, and agreements binding upon such Party. No Party shall be obligated to borrow from the System Money Pool if lower cost funds can be obtained from external borrowing. No loans through the System Money Pool will be made to, and no borrowings through the System Money Pool will be made by, WGL Holdings.

     Section 1.3.  Source of Funds.
     -----------------------------

          (a) Funds may be available through the System Money Pool from the following sources: (i) surplus funds in the treasuries of the Parties including WGL Holdings ("Internal Funds") and (ii) proceeds from bank borrowings and the sale of commercial paper by the Parties ("External Funds"), in each case to the extent permitted by applicable laws and regulatory orders. Funds will be made available from such sources in such other order as WGL Holdings, as administrator of the System Money Pool, may determine will result in a lower cost of borrowing to Parties borrowing from the System Money Pool, consistent with the individual borrowing needs and financial standing of the Parties providing funds to the System Money Pool.

          (b) Borrowing Parties will borrow pro rata from each lending Party in the proportion that the total amount loaned by such lending Party bears to the total amount then loaned through the System Money Pool. On any day when more than one fund source (e.g. Internal Funds and External Funds), with different rates of interest, is used to fund loans through the System Money Pool, each borrowing Party will borrow pro rata from each fund source in the same proportion that the amount of funds provided by that fund source bears to the total amount of short-term funds available to the System Money Pool.

     Section 1.4.  Authorization.
     ---------------------------

          (a) Each loan shall be authorized by the lending Party's Treasurer, or by a designee thereof.

          (b) All borrowings from the System Money Pool shall be authorized by the borrowing Party's Treasurer, or by a designee thereof. No Party shall be required to effect a borrowing through the System Money Pool if such Party determines that it can (and is authorized to) effect such borrowing at lower cost directly from banks or through the sale of its own commercial paper in an existing commercial paper program.

     Section 1.5. Interest. Each Party receiving a loan shall accrue interest
     ---------------------
daily on the unpaid principal amount of such loan from the date of such loan until such principal amount shall be paid in full. Interest shall be payable monthly in arrears.

          (a) If only Internal Funds comprise the funds available in the System Money Pool, the interest rate applicable and payable to or by subsidiaries for all loans of such Internal Funds will be the rate for high-grade unsecured 30-day commercial paper sold through dealers by major corporations as quoted in The Wall Street Journal. The interest rate payable on such loans shall be adjusted as of the first business day of each month that the loan is outstanding.

          (b) If only External Funds comprise the funds available in the System Money Pool, the interest rate applicable to loans of such External Funds shall be equal to the lending Party's cost for such External Funds (or, if more than one Party had made available External Funds on such day, the applicable interest rate shall be a composite rate, equal to the weighted average of the cost incurred by the respective Parties for such External Funds).

          (c) In cases where both Internal Funds and External Funds are concurrently borrowed through the System Money Pool, the rate applicable to all loans comprising such "blended" funds shall be a composite rate, equal to the weighted average of the (i) cost of all Internal Funds contributed by Parties (as determined pursuant to Section 1.5(a) above) and (ii) the cost of all such External Funds (as determined pursuant to Section 1.5(b) above).

     Section 1.6. Form of Loans to Parties. Loans to the Parties through the
     -------------------------------------
System Money Pool will be made pursuant to open-account advances, repayable upon demand and in any event not later than one year after the date of the advance; provided, that each lending Party shall at all times be entitled to receive upon demand one or more promissory notes evidencing any and all loans by such lender. Any such note shall: (a) be substantially in the form filed as Exhibit B to this agreement, (b) be dated as of the date of the initial borrowing, (c) mature on demand or on a date agreed by the Parties to the transaction, but in any event not later than one year after the date of the applicable borrowing, and (d) be repayable in whole at any time or in part from time to time, without premium or penalty.

     Section 1.7. Certain Costs. The cost of compensating balances and/or fees
     --------------------------
paid to banks to maintain credit lines by Parties lending External Funds to the System Money Pool shall initially be paid by the Party maintaining such line. A portion of such costs shall be retroactively allocated every month to the parties borrowing through the System Money Pool in proportion to each participant's estimated peak short-term borrowing requirements.

     Section 1.8. Repayment. Each Party receiving a loan hereunder shall repay
     ----------------------
the principal amount of such loan, together with all interest accrued thereon, on demand and in any event within one year of the date on which such loan was made. All loans made through the System Money Pool may be prepaid by the borrower without premium or penalty.

     Section 1.9. Allocation of Interest Income and Investment Earnings. The
     ------------------------------------------------------------------
interest income and other investment income earned by the System Money Pool on loans and investment of surplus funds will be allocated among the Parties in accordance with the proportion each Party's contribution of funds in the System Money Pool bears to the total amount of funds in the System Money Pool and the cost of any External Funds provided to the System Money Pool by such Party. Interest and other investment earnings will be computed on a daily basis and settled once per month.

                                   ARTICLE II
                         OPERATION OF SYSTEM MONEY POOL

     Section 2.1. Administration. Administration of the System Money Pool,
     ---------------------------
including record keeping and coordination of loans, will be handled by WGL Holdings under the authority of the appropriate officers of the Parties. WGL Holdings shall be responsible for the determination of all applicable interest rates and charges to be applied to advances outstanding at any time hereunder, shall maintain records of all advances, interest charges and accruals and interest and principal payments for purposes hereof, and shall prepare periodic reports thereof for the Parties. Separate records shall be kept by WGL Holdings for the System Money Pool established by this agreement and any other money pool administered by WGL Holdings.

     Section 2.2. Investment of Surplus Funds in the System Money Pool. Funds
     -----------------------------------------------------------------
not required to meet System Money Pool loans (with the exception of funds required to satisfy the System Money Pool's liquidity requirements) will ordinarily be invested in one or more short-term instruments, including: (i) obligations issued or guaranteed by the U.S. government and/or its agencies and instrumentalities; (ii) commercial paper, (iii) certificates of deposit, (vi) bankers' acceptances, (v) repurchase agreements, (vi) tax exempt notes, (vii) tax exempt bonds, (viii) tax exempt preferred stock, and (ix) such other investments as are permitted by Section 9(c) of the Act and Rule 40 thereunder.

     Section 2.3. Events of Default. If any Party shall generally not pay its
     ------------------------------
debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Party seeking to adjudicate it a bankrupt or insolvent, then the other Parties may declare the unpaid principal amount of any loans to such Party, and all interest thereon, to be forthwith due and payable and all such amounts shall forthwith become due and payable.

                                   ARTICLE III
                               ADDITIONAL PARTIES

     Subject to any necessary regulatory approval, additional parties may be included as participants in the System Money Pool by written consent of the Administrator and by the new party or parties. In the discretion of the Administrator, additional parties may be restricted to participation as lenders to, or borrowers from, the System Money Pool.

                                   ARTICLE IV
                                  MISCELLANEOUS

     Section 4.1. Amendments. No amendment to this Agreement shall be adopted
     -----------------------
except in a writing executed by the Parties.

     Section 4.2. Legal Responsibility. Nothing herein contained shall render
     ---------------------------------
any Party liable for the obligations of any other Party hereunder and the rights, obligations and liabilities of the Parties are several in accordance with their respective obligations, and not joint.

     Section 4.3. Governing Law. This Agreement shall be governed by, and
     --------------------------
construed in accordance with, the laws of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, the undersigned companies have duly caused this document to be signed on their behalf on the date first written above by the undersigned thereunto duly authorized.

WGL HOLDINGS, INC.


By:
   ------------------------------------
   Name:
   Title:


WASHINGTON GAS LIGHT COMPANY


By:
   ------------------------------------
   Name:
   Title:


CRAB RUN GAS COMPANY


By:
   ------------------------------------
   Name:
   Title:


HAMPSHIRE GAS COMPANY


By:
   ------------------------------------
   Name:
   Title:

WASHINGTON GAS RESOURCES CORP.


By:
   ------------------------------------
   Name:
   Title:


WASHINGTON GAS CONSUMER SERVICES, INC.


By:
   ------------------------------------
   Name:
   Title:


WASHINGTON GAS ENERGY SERVICES, INC.


By:
   ------------------------------------
   Name:
   Title:


WASHINGTON GAS ENERGY SYSTEMS, INC.


By:
   ------------------------------------
   Name:
   Title:


AMERICAN COMBUSTION INDUSTRIES, INC.


By:
   ------------------------------------
   Name:
   Title:

BRANDYWOOD ESTATES, INC.


By:
   ------------------------------------
   Name:
   Title:


WG MARITIME PLAZA I, INC.


By:
   ------------------------------------
   Name:
   Title:

                                    EXHIBIT A

         COMPANIES PARTICIPATING IN WGL HOLDINGS, INC. SYSTEM MONEY POOL


                               WGL Holdings, Inc.

                          Washington Gas Light Company

                              Crab Run Gas Company

                              Hamsphire Gas Company

                         Washington Gas Resources Corp.

                     Washington Gas Consumer Services, Inc.

                      Washington Gas Energy Services, Inc.

                       Washington Gas Energy Systems, Inc.

                      American Combustion Industries, Inc.

                            Brandywood Estates, Inc.

                            WG Maritime Plaza I, Inc.